Exhibit 23

Consent of Independent Certified Public Accountants

The Board of Directors of
FPIC Insurance Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83835) and on Form S-8 (333-72601, 333-72599, 333-09365, and 333-09375), of our report dated March 9, 2004, relating to the consolidated financial statements and financial statement schedules at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears in this Form 10-K.

                 PricewaterhouseCoopers LLP

Jacksonville, Florida
March 12, 2004

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